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                                  Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-36277 of Citadel Holding Corporation on Form S-8 of our report dated March 19, 1999, appearing in this Annual Report on Form 10-K of Citadel Holding Corporation for the year end December 31, 1998.

Deloitte & Touche LLP

Los Angeles, California
March 31, 1999